QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

Company	State of Organization
OLP Los Angeles, Inc.	California
OLP Greenwood Village, Colorado, Inc.	Colorado
OLP 6609 Grand LLC	Delaware
OLP Ann Arbor LLC	Delaware
OLP Athens LLC	Delaware
OLP BD Delray JV LLC	Delaware
OLP Battleground Avenue Greensboro LLC	Delaware
OLP Boling Brook LLC	Delaware
OLP CED Indianapolis LLC	Delaware
OLP Cape Girardeau LLC	Delaware
OLP Cary LLC	Delaware
OLP Charlotte LLC	Delaware
OLP Cherry Hill LLC	Delaware
OLP Chicago LLC	Delaware
OLP Clemmons LLC	Delaware
OLP Concord LLC	Delaware
OLP Delray LLC	Delaware
OLP Deptford LLC	Delaware
OLP El Paso I, LLC	Delaware
OLP Eugene LLC	Delaware
OLP Farmington Avenue CT LLC	Delaware
OLP Fort Bend Manager LLC	Delaware
OLP Fort Mill LLC	Delaware
OLP Greensboro LLC	Delaware
OLP Greensboro Wendover LLC	Delaware
OLP Havertportfolio GP LLC	Delaware
OLP Havertportfolio LP	Delaware
OLP Haverty's LLC	Delaware
OLP Houston Pet Store LLC	Delaware
OLP Hyannis	Delaware
OLP Indianapolis LLC	Delaware
OLP Kennesaw LLC	Delaware
OLP LA-MS LLC	Delaware
OLP Lawrence LLC	Delaware
OLP Maine LLC	Delaware
OLP-MCB Cape Girardeau LLC	Delaware
OLP-MCB Cherry Hill JV LLC	Delaware
OLP-MCB Clemmons LLC	Delaware
OLP-MCB Deptford, LLC	Delaware
OLP-MCB WAG JV, LLC	Delaware
OLP Miller Fort Bend LLC	Delaware
OLP Myrtle Beach LLC	Delaware
OLP NNN Manager LLC	Delaware
OLP Naples LLC	Delaware
OLP New Hope LLC	Delaware
OLP Newark, LLC	Delaware
OLP NTE Fort Mill LLC	Delaware
OLP-OD LLC	Delaware
OLP Palo Alto LLC	Delaware

Company	State of Organization
OLP Parsippany LLC	Delaware
OLP Pensacola LLC	Delaware
OLP Plano, LLC	Delaware
OLP Richmond-Broad LLC	Delaware
OLP Savannah LLC	Delaware
OLP Savannah JV Member II LLC	Delaware
OLP South Milwaukee Manager LLC	Delaware
OLP Sunland Park Drive LLC	Delaware
OLP Texas, LLC	Delaware
OLP TLC Killeen LLC	Delaware
OLP West Hartford LLC	Delaware
OLP Wyoming Springs LLC	Delaware
OLP Ft. Myers, Inc.	Florida
OLP Palm Beach, Inc.	Florida
OLP Pinellas Park LLC	Florida
OLP Apple Kennesaw LLC	Georgia
OLP Carrollton LLC	Georgia
OLP Cartersville LLC	Georgia
OLP Lawrenceville LLC	Georgia
OLP-TSA Georgia, Inc.	Georgia
OLP Tucker, LLC	Georgia
Gurnee Real Estate Owners LLC	Illinois
OLP CC Fairview Heights LLC	Illinois
OLP Champaign, Inc.	Illinois
OLP Crystal Lake LLC	Illinois
OLP Niles LLC	Illinois
OLP CC Florence LLC	Kentucky
OLP Lake Charles, LLC	Louisiana
OLP Baltimore LLC	Maryland
OLP Baltimore MD, Inc.	Maryland
OLP Everett LLC	Massachusetts
OLP Marston Mass LLC	Massachusetts
OLP Somerville, LLC	Massachusetts
OLP Grand Rapids, Inc.	Michigan
OLP CC Ferguson LLC	Missouri
OLP CC St. Louis LLC	Missouri
OLP Kansas City LLC	Missouri
OLP Secaucus LLC	New Jersey
OLP Batavia, Inc.	New York
OLP Centerreach LLC	New York
OLP Hauppauge, LLC	New York
OLP Island Park LLC	New York
OLP Marcus Drive, LLC	New York
OLP New Hyde Park, Inc.	New York
OLP Rabro Drive Corp.	New York
OLP Ronkonkoma, LLC	New York
OLP Selden, Inc.	New York
OLP Veterans Highway LLC	New York
OLP Durham LLC	North Carolina
OLP Columbus, Inc.	Ohio
OLP LAF Hamilton LLC	Ohio
OLP Miamisburg LLC	Ohio
OLP Lakeview LP	Pennsylvania

Company	State of Organization
OLP Monroeville LP	Pennsylvania
OLP PA Monroeville LLC	Pennsylvania
OLP Pawendy I LLC	Pennsylvania
OLP Pawendy LP	Pennsylvania
OLP Royersford LLC	Pennsylvania
OLP Tomlinson LLC	Pennsylvania
OLP CC Antioch LLC	Tennessee
OLP Knoxville LLC	Tennessee
OLP El Paso, Inc.	Texas
OLP El Paso I, LP	Texas
OLP GP Inc.	Texas
OLP Houston Guitars LLC	Texas
OLP Houston Pets LLC	Texas
OLP Plano, Inc.	Texas
OLP Plano I, LP	Texas
OLP South Highway Houston, Inc.	Texas
OLP Texas, Inc.	Texas
OLP Texas I, LP	Texas
OLP Onalaska LLC	Wisconsin

QuickLinks

  Exhibit 21.1
SUBSIDIARIES OF THE COMPANY